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                                                                     EXHIBIT 5.1

                         [GRAYDON, HEAD & RITCHEY LETTERHEAD]

                                    April 18, 1997


Jacor Communications, Inc,.
50 East RiverCenter Boulevard
12th Floor
Covington, KY 41011

    Re: Registration on Form S-3 of up to $250,000,000 of Securities of Jacor Communications, Inc., Jacor Communications Company, and the Subsidiary Guarantors

Ladies and Gentlemen:

    We have acted as counsel to Jacor Communications, Inc., a Delaware corporation ("Jacor"), Jacor Communications Company, a Florida corporation and wholly-owned subsidiary of Jacor ("JCC"), and certain Jacor and JCC direct and indirect subsidiaries (the "Subsidiary Guarantors"), in connection with the authorization of the possible issuance and sale from time to time by Jacor or JCC of (i) certain convertible debt securities of Jacor (the "Jacor Convertible Debt Securities"), (ii) shares of Jacor's preferred stock, par value $.01 per share (the "Jacor Preferred Stock"), (iii) shares of convertible Jacor Preferred Stock (the "Jacor Convertible Preferred Stock"), (iv) shares of Jacor Preferred Stock issued in the form of depositary shares evidenced by depositary receipts (the "Jacor Depositary Shares"), (v) shares of Jacor's common stock, par value $.01 par share (the "Jacor Common Stock"), (vi) certain debt securities of JCC (the "JCC Debt Securities"), (vii) certain convertible JCC Debt Securities (the "JCC Convertible Debt Securities"), and (viii) certain guarantees by Jacor and the Subsidiary Guarantors of the JCC Debt Securities and the JCC Convertible Debt Securities and by JCC and the Subsidiary Guarantors of the Jacor Convertible Debt Securities (collectively, the "Guarantees"), in each case as contemplated by Jacor's, JCC's and the Subsidiary Guarantors' Registration Statement on Form S-3 (File No. 333-19291) and any amendments thereto filed with the Securities and Exchange Commission (the "Registration Statement").
The Jacor Convertible Debt Securities, Jacor Preferred Stock, Jacor Convertible Preferred Stock, Jacor Depositary Shares, Jacor Common Stock, JCC Debt Securities, JCC Convertible Debt Securities, and Guarantees are collectively referred to herein as the "Securities." Except as otherwise defined herein, capitalized terms that are defined in the Registration Statement are used herein as so defined.


    As counsel for Jacor, JCC, and the Subsidiary Guarantors, we have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that:

    1. The Jacor Convertible Debt Securities, JCC Debt Securities, and JCC Convertible Debt Securities, when (a) duly executed by Jacor or JCC, as applicable, and authenticated by the

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Jacor Communications, Inc.
April 18, 1997
Page 2


applicable Trustee in accordance with the provisions of the applicable Indenture and issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by Jacor or JCC, as applicable, of such lawful consideration therefor as Jacor's or JCC's Board of Directors, as applicable (or a duly authorized committee thereof or a duly authorized officer of Jacor or JCC, as applicable), may determine, will be valid and binding obligations of Jacor or JCC, as applicable, enforceable against Jacor or JCC, as applicable, in accordance with their terms and entitled to the benefits of the applicable Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

    2. The Jacor Common Stock, when (a) issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by Jacor of such lawful consideration therefor as Jacor's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of Jacor) may determine, assuming that Jacor at such time has authorized, but unissued shares of Jacor Common Stock remaining under its Certificate of Incorporation, will be validly issued, fully paid, and nonassessable.

    3.   The Jacor Preferred Stock and Jacor Convertible Preferred Stock, when
(a) issued and sold in accordance with the Registration Statement and the provisions of an applicable Certificate of Designation that has been duly adopted by the Board of Directors of Jacor and duly filed in accordance with Delaware law and (b) delivered to the purchaser or purchasers thereof upon receipt by Jacor of such lawful consideration therefor as Jacor's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of Jacor) may determine, will be validly issued, fully paid, and nonassessable.

    4.   The Jacor Depositary Shares, when (a) the terms of the Jacor
Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement relating to such Jacor Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon Jacor, (b) the Jacor Preferred Stock which is represented by Jacor Depositary Shares is validly issued and delivered (as contemplated above) to the depositary, (c) the depositary receipts evidencing the Jacor Depositary Shares are duly issued against the deposit of the Jacor Preferred Stock in accordance with the deposit agreement, and (d) the Jacor Depositary Shares are issued in the manner and for the consideration contemplated by the Registration Statement, the Prospectus contained therein, and the applicable Prospectus Supplement, the Jacor Depositary Shares will be validly issued.

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Jacor Communications, Inc.
April 18, 1997
Page 3


    5. The Guarantees, when (a) the terms thereof have been duly established in accordance with applicable law, (b) the Jacor Convertible Debt Securities, JCC Debt Securities, and JCC Convertible Debt Securities to which the Guarantees relate have been duly executed, authenticated, and delivered and the purchase price therefor has been received by Jacor or JCC, as applicable, and (c) the consideration, if any, separately payable for the Guarantees has been received, will constitute valid and legally binding obligations of Jacor, JCC and/or the Subsidiary Guarantors, as applicable, enforceable against Jacor, JCC and/or the Subsidiary Guarantors, as applicable, in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

    In rendering the foregoing opinions, we have assumed that (i) the definitive terms of each class and series of the Securities not presently provided for in the applicable Indenture or Jacor's Certificate of Incorporation or JCC's Articles of Incorporation, as applicable, will have been established in accordance with all applicable provisions of law, the applicable Indenture, Jacor's Certificate of Incorporation and By-Laws or JCC's Articles of Incorporation and Bylaws, as applicable, and the authorizing resolutions of Jacor's or JCC's Board of Directors, as applicable, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by Jacor or JCC, as applicable, and any other appropriate party, (ii) the interest rate on the Jacor Convertible Debt Securities, JCC Debt Securities or JCC Convertible Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (iii) any Securities consisting of Jacor Common Stock or Jacor Preferred Stock, and any Jacor Common Stock or Jacor Preferred Stock for or into which any other Securities are exercisable, exchangeable, or convertible, will have been duly authorized and reserved for issuance, (iv) the deposit agreement relating to the Depositary Shares will have been duly authorized, executed, and delivered by, and will constitute a valid and binding obligation of, each party thereto, (v) the instruments relating to the Guarantees will have been duly authorized, executed, and delivered by, and will constitute a valid and binding obligation of, each party thereto, (vi) the Registration Statement, and any amendments thereto, will have become effective, (vii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission, (viii) the resolutions authorizing Jacor, JCC, and the Subsidiary Guarantors to register, offer, sell, and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold, or issued by Jacor, JCC, and the Subsidiary Guarantors, and (ix) all Securities will be issued in compliance with applicable federal and state securities laws.

    In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of Jacor, JCC, and the Subsidiary Guarantors, and we have not independently

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Jacor Communications, Inc.
April 18, 1997
Page 4


checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinions, our examination of matters of law has been limited to the laws of the State of Ohio, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

    We understand that prior to offering for sale any Securities you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement) pursuant to which the Securities are to be offered, sold, and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in Jacor's, JCC's, or the Subsidiary Guarantors' capital structure or other pertinent circumstances.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and amendments thereto and to the reference to us in the Prospectus under the caption "Validity of Securities."


                                       Very truly yours,

                                       GRAYDON, HEAD & RITCHEY


                                       By: /s/ Richard G. Schmalzl
                                          -------------------------------------
                                             Richard G. Schmalzl